Exhibit 5.1
January 30, 2019

Virgin Trains USA LLC
161 NW 6th Street, Suite 900
Miami, FL 33136

Re:	Virgin Trains USA LLC
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Virgin Trains USA LLC, a Delaware limited liability company that will be converted into a Delaware corporation named “Virgin Trains USA Inc.” (the “Company”), in connection with the public offering by the Company of 32,584,100 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company including up to 4,250,100 shares of Common Stock subject to an over-allotment option (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-1 (File No. 333-228447) of the Company relating to the Shares of the Company filed on November 16, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendments No. 1 through No. 3 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on           , 2019 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)          the preliminary prospectus, dated January 30, 2019 (the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Virgin Trains USA LLC
January 30, 2019

(c)          the prospectus, dated           , 2019 (the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated                     , 2019, among the Company, Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;

(e)          an executed copy of a certificate of Myles Tobin, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)          the form of the Company’s Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Shares and filed as Exhibit 3.1 to the Registration Statement;

(g)          the form of the Company’s Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares and filed as Exhibit 3.2 to the Registration Statement; and

(h)          copies of the action by written consent of the sole member of the Company, dated           , 2019, and certain resolutions of the Board of Directors adopted on           , 2019 and of the Pricing Committee thereof adopted on           , 2019, in each case certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Virgin Trains USA LLC
January 30, 2019

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Bylaws and to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares; (iv) certificates in the form required under the DGCL representing the Shares are duly executed and countersigned by the transfer agent; and (v) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a)          the issuance of the Shares does not violate or conflict with, or require any consent pursuant to,  any contract or agreement binding on the Company or any of its stockholders (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed by the laws of the State of Delaware or the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ